SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2010, Sanderson Farms, Inc. (the “Company”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. as managers for the underwriters listed in the Underwriting Agreement, pursuant to which the Company agreed to issue and sell 2,000,000 shares of the Company’s common stock (the “Common Stock”), par value $1.00 per share, at a public offering price of $53.00 per share in a registered underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriters a 30-day option to purchase up to an additional 300,000 shares of the Company’s Common Stock, which option was exercised in full. The offering is expected to close on April 7, 2010.
     The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-153917), which was filed with the Securities and Exchange Commission on October 9, 2008 and was declared effective by the Securities and Exchange Commission on October 23, 2008; and the preliminary prospectus supplement and the prospectus supplement filed on March 29, 2010 and April 1, 2010, respectively, with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.
     The total aggregate net proceeds to the Company from the Offering will be approximately $115.4 million. The proceeds from the Offering will be used, together with other funds, to finance the construction of the Company’s new poultry complex in Kinston, North Carolina and a potential new complex near Goldsboro, North Carolina. Pending such uses, the Company intends to apply the net proceeds to reduce indebtedness and invest in cash and cash equivalents. The Company may use some of the invested proceeds as working capital and for general corporate purposes.
     In connection with the Offering, the Company and certain of its officers and directors have agreed to enter into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement and subject to customary exceptions.
     Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In addition, because an affiliate of BMO Capital Markets Corp., one of the underwriters, is a lender under the Company’s revolving credit facility, and such affiliate may receive more than 5% of the net proceeds of the Offering if the Company applies such net proceeds to reduce indebtedness under its revolving credit facility, BMO Capital Markets Corp. may be deemed to have a “conflict of interest” with the Company under NASD Rule 2720 of the Financial Industry Regulatory Authority (“FINRA”). The Offering is being conducted in compliance with the requirements of NASD Rule 2720.
     The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the prospectus supplement.
     A copy of the opinion of Wise Carter Child & Caraway, Professional Association, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the registration statement.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 31, 2010 among Sanderson Farms, Inc., Morgan Stanley & Co. Incorporated, and J.P. Morgan Securities Inc., as managers for the underwriters named therein.

5.1	Opinion of Wise Carter Child & Caraway, Professional Association

23.1	Consent of Wise Carter Child & Caraway, Professional Association (incorporated in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
               (Registrant)

Date: April 5, 2010	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 31, 2010 among Sanderson Farms, Inc., Morgan Stanley & Co. Incorporated, and J.P. Morgan Securities Inc., as managers for the underwriters named therein.

5.1	Opinion of Wise Carter Child & Caraway, Professional Association

23.1	Consent of Wise Carter Child & Caraway, Professional Association (incorporated in Exhibit 5.1)